              AMENDMENT NO. 2 TO THE SUB-TRANSFER AGENCY AGREEMENT

      THIS SECOND AMENDMENT TO THE SUB-TRANSFER AGENCY AGREEMENT (as defined below), is effective as of October 1, 2004, by and between VANTAGEPOINT TRANSFER AGENTS, LLC, a Delaware limited liability company ("VTA"), INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank") and ICMA Retirement Corporation, Delaware corporation ("RC").

      WHEREAS, The Vantagepoint Funds (the "Fund"), VTA and the Bank entered into a Sub-Transfer Agency and Service Agreement dated February 3, 1999 (the "Sub-Transfer Agency Agreement"); and

      WHEREAS, VTA and the Bank agreed to amend the Sub-Transfer Agency Agreement on December 31, 2001; and

      WHEREAS, VTA, RC and the Bank desire to amend the Sub-Transfer Agency Agreement as set forth below and the Fund desires to be removed as a party to the Sub-Transfer Agency Agreement and VTA, the Bank and RC wish to effect such removal,

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

      1. Amendments. (a) Section 10 of the Sub-Transfer Agency Agreement is hereby amended by deleting such Section 10 in its entirety and by inserting in lieu thereof, the following:

            10.1. For performance by the Bank pursuant to this Agreement, VTA agrees to pay the Bank an annual maintenance fee as may be agreed in writing between the parties.

            10.2. In addition to the fee paid under Section 10.1 above, VTA agrees to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank in performing its obligations under this Agreement as may be agreed in writing between the parties. In addition, any other expenses incurred by the Bank at the request or with the written consent of VTA including, without limitation, any equipment or supplies which VTA specifically orders or requires the Bank to purchase, will be reimbursed by VTA or RC.

            10.3. Fees and expenses will be calculated monthly and billed directly to VTA. VTA agrees to pay all fees and reimbursable expenses to the Bank for any month within ten (10) days following the mailing of the respective billing notice. VTA will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed.

            (b) Section 11 of the Sub-Transfer Agency Agreement is hereby amended by deleting the lead-in paragraph to Section 11.1, and paragraphs 11.1(c), 11.1(d), 11.2 and 11.3 in their entirety and by inserting in lieu thereof, the following:

            11.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the

                  "Indemnified Parties") be liable to VTA, any Fund or any third party, and VTA and RC shall indemnify and hold the Bank and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except to the extent that any Claim results from the negligence, willful misfeasance or bad faith of the Bank or any Indemnified Party. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable for, and the Bank and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                                      * * *

                  (c) The refusal or failure of VTA to comply with the terms of this Agreement, or which arise out of the lack of good faith, negligence or willful misconduct of VTA.

                  (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests, whether written or oral, of VTA.

            11.2 The Bank shall indemnify and hold the Fund(s), VTA and RC harmless from and against any and all losses, damages, costs, charges, legal fees, payments, expenses and liability arising out of or attributed to any action, omission or failure to act by the Bank as a result of the Bank's lack of good faith, negligence, willful misconduct, knowing violation of law or fraud.

            11.3 At any time the Bank may apply to VTA for instructions, and may consult with legal counsel of the Bank or VTA with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by VTA and RC for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel except for a knowing violation of law. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of VTA or the Fund(s), reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by VTA or the Fund(s), and the Bank, its agents and subcontractors shall not be held to have notice of any change of authority of any person, until written notice thereof from VTA or the Fund(s).

            (c) Section 12 of the Sub-Transfer Agency Agreement is hereby amended by deleting paragraph 12.4 in its entirety and by inserting in lieu thereof, the following:

            12.4 The Bank and VTA agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as required by law.

            (d) Section 13 of the Sub-Transfer Agency Agreement is hereby amended by deleting the lead-in paragraph to Section 13.1 and paragraph 13.1(b) in their entirety and by inserting in lieu thereof, the following:

            13.1 This Agreement shall remain in effect until February 28, 2008 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                  Fees payable to the Bank under the Sub-Transfer Agency Agreement shall be as set forth on the fee schedule attached hereto as Exhibit A, as such fee schedule may be amended from time to time as agreed to in writing by the parties.

                                      * * *

                  (b) Notwithstanding the above, if VTA determines during the Initial Term, that the Bank's performance under this Agreement fails to meet reasonable industry standards, then VTA shall provide to the Bank a written notice, executed by an officer of VTA, setting forth such failure (the "Notice"). If the Bank has not cured or taken substantial steps to cure such failure within 90 days of its receipt of the Notices (the "Cure Period"), VTA may terminate this agreement 90 days after expiration of the Cure Period.

            (e) Section 14 of the Sub-Transfer Agency Agreement is hereby amended by deleting Section 14 thereof in its entirety and by inserting in lieu thereof, the following:

            14. Additional Funds. In the event that Vantagepoint Funds establishes one or more series of Shares in addition to the series listed on Appendix A hereto with respect to which it desires to have the Bank render services under the terms hereof, VTA shall notify or cause the Fund to notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Fund hereunder and Appendix A shall be appropriately amended.

            (f) The Sub-Transfer Agency Agreement is herby amended by adding at the end thereof the following new Section 20:

            20. Rule 38a-1. In order to assist the Funds to satisfy the requirements of Rule 38a-1 promulgated under the 1940 Act (the "Rule"), the Bank shall provide to the Funds' Chief Compliance
                  Officer: (i) direct access to the Bank's relevant compliance personnel, (ii) periodic compliance reports and reports regarding any Material Compliance Matter (as defined in the Rule) regarding the Funds, and (iii) periodic certifications that there are no Material Compliance Matters (also as defined in the Rule) involving the Bank that affect or could affect the Fund.

      2.    Miscellaneous.

            (a) VTA, the Bank and RC agree that the Fund is no longer a party to the Sub-Transfer Agency Agreement.

            (b) VTA represents and warrants to the Bank that the Transfer Agency and Administrative Services Agreement between VTA and the Fund provides that VTA is indemnified by the Fund for losses or claims arising under such agreement unless such loss or claim arises from the willful malfeasance, bad faith or gross negligence of VTA or the reckless disregard of VTA's duties. VTA shall promptly inform the Bank of any material changes to such indemnification arrangements.

            (c) Except as amended hereby, the Sub-Transfer Agency Agreement shall remain in full force and effect.

            (d) This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By: /s/ Andrew M. Nesvet
    ------------------------

Name: Andrew M. Nesvet

Title: Managing Director

VANTAGEPOINT TRANSFER AGENTS, LLC

By: /s/ Joan McCallen
    ------------------------
Name: Joan McCallen
Title: President

ICMA Retirement Corporation

By: /s/ Joan McCallen
    ------------------------
Name: Joan McCallen
Title: President & CEO

By signing below, the Fund acknowledges and agrees that it is no longer a party to the Sub-Transfer Agency Agreement.

THE VANTAGEPOINT FUNDS

By: /s/ Joan McCallen
    ----------------------
Name: Joan McCallen
Title: President
Date: September 27, 2004

                           ICMA RETIREMENT CORPORATION

                          VANTAGEPOINT TRANSFER AGENTS

                                 FEE SCHEDULE**
                                 OCTOBER 1, 2004

                INSTITUTIONAL/OMNIBUS SUB-TRANSFER AGENT SERVICES

A.    SUB-TRANSFER AGENT SERVICES

      - The following fee will apply to each fund/share class for which the Bank provides sub-transfer agent services:

                  $8,500 per annum

B.    NSCC

      The following fees apply to each fund that employs NSCC functionality as outlined below:

NSCC Fund Serv           $2,000 per fund per annum
DCC&S                    $500 per fund per annum
Networking Level 3       $500 per fund per annum
Networking Level 3       $3 per account per annum
Fund Profile             $500 per fund per annum

C.    TRANSACTIONS


Outgoing Wires           $  7.00
Incoming Wires           $  5.00

D.    OUT-OF-POCKET

        These charges consist of:

         -Printing, Delivery, Storage & Postage    -Forms & Supplies
         -Telephone                                -Support Equipment Rental
         -Third Party Review                       -Legal Expenses
         -Systems Development Costs                -Data Transmissions

Investors Bank & Trust                 1                            Confidential

E.    SYSTEMS

            The details of any systems work will be determined after a thorough business analysis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional systems hours will be billed on a time and materials basis.

NOTES

** The above fees will be paid within 10 days following receipt of the invoice.

** This fee schedule is confidential information of the parties and shall not be disclosed to any third party other than (1) regulatory authorities, (2) a party's independent auditors, (3) counsel to a party or a party's independent directors without prior written consent of both parties, except as required by applicable law.

**This fee schedule is predicated upon the extension of our existing contractual arrangements for a minimum period of 3 years beyond their current terms.

Accepted and Approved By: /s/ Joan McCallen
                           -----------------
Name : Joan McCallen
Title : President
Date : September 27, 2004

Investors Bank & Trust                 2                            Confidential

                             THE VANTAGEPOINT FUNDS
                                 AS OF 09/13/04

                                 PORTFOLIO FUNDS

                   VANTAGEPOINT AGGRESSIVE OPPORTUNITIES FUND
                         VANTAGEPOINT INTERNATIONAL FUND
                            VANTAGEPOINT GROWTH FUND
                        VANTAGEPOINT GROWTH & INCOME FUND
                         VANTAGEPOINT EQUITY INCOME FUND
                       VANTAGEPOINT ASSET ALLOCATION FUND
                  VANTAGEPOINT U.S. GOVERNMENT SECURITIES FUND
                      VANTAGEPOINT INCOME PRESERVATION FUND
                        VANTAGEPOINT CORE BOND INDEX FUND
                        VANTAGEPOINT 500 STOCK INDEX FUND
                      VANTAGEPOINT BROAD MARKET INDEX FUND
                    VANTAGEPOINT MID/SMALL COMPANY INDEX FUND
                     VANTAGEPOINT OVERSEAS EQUITY INDEX FUND

                                 FUNDS OF FUNDS

               VANTAGEPOINT MODEL PORTFOLIO SAVINGS ORIENTED FUND
              VANTAGEPOINT MODEL PORTFOLIO CONSERVATIVE GROWTH FUND VANTAGEPOINT MODEL PORTFOLIO TRADITIONAL GROWTH FUND
               VANTAGEPOINT MODEL PORTFOLIO LONG TERM GROWTH FUND VANTAGEPOINT MODEL PORTFOLIO ALL-EQUITY GROWTH FUND
                         VANTAGEPOINT MONEY MARKET FUND

Investors Bank & Trust                 3                            Confidential